Exhibit 16.1
March 7, 2008
Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549
Dear Sirs/Madams:
This letter is delivered by Epstein, Weber & Conover, PLC in connection with the filing by Arizona Land Income Corporation with the Securities and Exchange Commission of a Current Report on Form 8-K dated March 7, 2008.
We have reviewed the contents of Item 4.01 of such Current Report on Form 8-K and agree with the statements contained therein.
Yours truly,
/s/ Epstein, Weber & Conover, PLC